Exhibit 3(i)


                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              RITE AID CORPORATION


          Rite Aid Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          1. The name of the corporation is Rite Aid Corporation and the corporation was originally incorporated under the same name. The original Certificate of Incorporation of Rite Aid Corporation was filed April 15, 1968.

          2. This Restated Certificate of Incorporation merely restates and integrates and does not further amend the provisions of the Certificate of Incorporation of the corporation, as amended or supplemented, and there is no discrepancy between the provisions of the Certificate of Incorporation, as amended, and this Restated Certificate of Incorporation.

          3. This Restated Certificate of Incorporation has been duly adopted by the Board of Directors of the corporation in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

          4. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated to read in its entirety as follows:

          FIRST: The name of this Corporation (hereinafter called the "corporation") is RITE AID CORPORATION.

          SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

          THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law"):

          FOURTH: The total number of shares of stock which the corporation shall have authority to issue shall be three hundred twenty million (320,000,000) shares of which three hundred million (300,000,000) shares shall be Common Stock of the par value of $1.00 per share, and twenty million (20,000,000) shares shall be Preferred Stock of the par value of $1.00 per share.

          The designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each class of stock are as follows:

          A. The Preferred Stock may be issued in one or more series and may be with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be fixed by the Board of Directors pursuant to authority hereby expressly granted to it, and as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors pursuant to authority expressly vested in it by these provisions.

          B. Any Preferred Stock or series thereof may be made subject to redemption at such time or times and at such price or prices as shall be stated and expressed in the resolutions or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinabove provided.

          C. The holders of Preferred Stock or of any series thereof shall be entitled to receive dividends at such rates, on such conditions and at such times as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinabove provided, payable in preference to, or in such relation to, the dividends payable on any other class or classes of stock, or cumulative or non-cumulative as shall be so stated and expressed.

          D. The holders of Preferred Stock or of any class or of any series thereof, shall be entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the corporation as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinabove provided.

          E. Any Preferred Stock of any class or of any series thereof may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or of any other class or classes of stock of the corporation, or shares of any class or series of stock of any other corporation, at such price or prices or at such rates of exchange and with such adjustments as shall be stated and expressed or provided for in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinabove provided.

          F. Except as otherwise by statute or by the resolutions providing for the issue of Preferred Stock specifically provided, the Preferred Stock and the Common Stock shall each have the right and power to vote on all matters on which a vote of stockholders is to be taken. Each holder of Preferred Stock and each holder of Common Stock of the corporation entitled to vote shall have one vote for each share thereof held.

          FIFTH: The name and the mailing address of the incorporator is as follows: Lawrence P. Lavan, 61 Broadway, New York, New York 10006.

          SIXTH: The corporation is to have perpetual existence.

          SEVENTH: Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation, or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of the General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of
Section 279 of the General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

          EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders, or any class thereof, as the case may be, it is further provided:

               1. The management of the business and the conduct of the affairs of the corporation, including the election of the Chairman of the Board of Directors, if any, the President, the Treasurer, the Secretary, and other principal officers of the corporation, shall be vested in its Board of Directors. The number of Directors of the corporation shall be fixed by the By-Laws of the corporation and may be altered from time to time as provided therein, but in no event shall the number of directors of the corporation be less than three nor more than fifteen. A director shall be elected to hold office until the expiration of the term for which such person is elected, and until such person's successor shall be duly elected and qualified. The directors of the corporation shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the annual meeting of stockholders to be held in 1977; the term of office of the initial Class II directors shall expire at the annual meeting of stockholders to be held in 1978; and the term of office of the initial Class III directors shall expire at the annual meeting of stockholders to be held in 1979. At each annual meeting of stockholders commencing with the annual meeting to be held in 1977 for the purpose of electing a class of directors, persons shall be elected to hold office as such class of directors for a period of three years and until the third succeeding annual meeting of stockholders following the meeting at which they are elected. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes so as to make all classes as nearly equal in number as possible. Any vacancies created in the Board of Directors through increase in the number of directors or otherwise, may be filled in accordance with the By-Laws of the corporation and the applicable laws of the State of Delaware. Election of directors need not be by written ballot.

               2. The original By-Laws of the corporation shall be adopted by the incorporator. Thereafter, the power to make, alter, or repeal the ByLaws, and to adopt any new By-Law, except a By-Law classifying directors for election for staggered terms, shall be vested in the Board of Directors.

               3. Whenever the corporation shall be authorized to issue more than one class of stock, one or more of which is denied voting power, no outstanding share of any class of stock which is denied voting power under this Certificate of Incorporation shall entitle the holder thereof to notice of, and the right to vote, at any meeting of stockholders except as the provisions of paragraph (b)(2) of Section 242 of the General Corporation Law and of Section 251, 252, and 253 of the General Corporation Law shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

               4. In lieu of taking any permissive or requisite action by vote at a meeting of stockholders, any such vote and any such meeting may be dispensed with if either all of the stockholders entitled to vote upon the action at any such meeting shall consent in writing to any such corporate action being taken or if less then all of the stockholders entitled to vote upon the action at any such meeting shall consent in writing to any such corporate action being taken; provided, that any such action taken upon less than the unanimous written consent of all stockholders entitled to vote upon any such action shall be by the written consent of the stockholders holding at least the minimum percentage of the votes required to be cast to authorize any such action under the provisions of the General Corporation Law or under the provisions of this Certificate of Incorporation or the By-Laws as permitted by the provisions of the General Corporation Law; and, provided, that prompt notice be given to all stockholders entitled to vote on any such action or the taking of such action without a meeting and by less than unanimous written consent. NINTH: No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

               (a) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

               (b) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

               (c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

          Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

          TENTH:

          A.   Modification of Certain Liability of Directors.

          A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended. Any repeal or modification of this Section A or B by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

          B.   Indemnification and Insurance.

               (1) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (2) of this Section B with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Section B shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to any employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section B or otherwise.

               (2) Right of Claimant to Bring Suit. If a claim under paragraph (1) of this Section B is not paid in full by the corporation within the thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (3) Non Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section B shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

          (4) Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law.

          ELEVENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said law, and all rights at any time conferred upon the stockholders of the corporation by this Certificate of Incorporation are granted subject to the provisions of this Article ELEVENTH.

          TWELFTH:  A.  As used in this Article TWELFTH:

          (1) "Affiliate" and "Associate" shall be determined pursuant to Rule 12b-2 (or any successor rule) of the General Rules and Regulations under the Securities Exchange Act of 1934;

          (2) "Beneficial Ownership" shall be determined pursuant to Rule 13d-3 (or any successor rule) of the General Rules and Regulations under the Securities Exchange Act of 1934 and shall include:

          (i) shares of stock which a Person has the right to acquire, hold or vote pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants, options or otherwise; and

          (ii) shares of stock which are beneficially owned, directly or indirectly (including shares deemed owned through application of the foregoing clause (i)), by any Person (a) with which it or its Affiliate or Associate has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of stock of the corporation or (b) which is its Affiliate or Associate;

          (3) "Business Combination" shall include:

          (i) any merger or consolidation of the corporation with or into any other Related Person;

          (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Related Person of any assets of the corporation or any subsidiary thereof having an aggregate fair market value of $15,000,000 or more;

          (iii) the issuance or transfer by the corporation or any subsidiary thereof (in one transaction or a series of transactions) of any securities of the corporation or any subsidiary thereof to any Related Person in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $15,000,000 or more;

          (iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Related Person; or

          (v) any reclassification or recapitalization of securities of the corporation if the effect, directly or indirectly, of such transaction is to increase the relative voting power of any Related Person;

          (4) "Continuing Director" shall mean a member of the Board of Directors of the corporation who was not affiliated with the Related Person and was a member of the Board of Directors prior to the time that the Related Person acquired the last shares of stock of the corporation entitling such Related Person to exercise, in the aggregate, in excess of ten percent (10%) of the total voting power of all classes of stock of the corporation entitled to vote in elections of directors, or a Person recommended to succeed a Continuing Director by a majority of Continuing Directors;

          (5) "Person" shall include any individual, corporation, partnership, person or other entity; and

          (6) "Related Person" shall mean any Person, together with any Affiliate or Associate of such Person, which has Beneficial Ownership, directly or indirectly, of shares of stock of the corporation entitling such Person to exercise more than ten percent (10%) of the total voting power of all classes of stock of the corporation entitled to vote in elections of directors, considered for the purposes of this Article TWELFTH as one class, together with the successors and assigns of any such Person in any transaction or series of transactions not involving a public offering of the corporation's stock within the meaning of the Securities Act of 1933.

          B. Unless the conditions set forth in subparagraphs (1) or (2) of this paragraph B are satisfied, the affirmative vote of not less than seventy-five percent (75%) of the outstanding shares of stock of the corporation entitled to vote in elections of directors, considered for the purposes of this Article TWELFTH as one class, shall be required for the adoption or authorization of a Business Combination with any Related Person. Such affirmative vote shall be required notwithstanding the fact that no vote, or a lesser percentage, may be required by law or in any agreement with any national securities exchange or otherwise, but such vote shall not be applicable if:

          (1) The definitive agreement or other arrangements to effectuate a Business Combination with a Related Person are approved by a majority of the Continuing Directors; such determination shall be made by a majority of the Continuing Directors even if such majority does not constitute a quorum of the members of the Board of Directors then in office; or

          (2) All of the following conditions are satisfied:

          (i) The cash and fair market value of the property, securities or other consideration (including, without limitation, stock of the corporation retained by its existing public stockholders in the event of a Business Combination in which the corporation is the surviving corporation) to be received per share by the holders of each class or series of stock of the corporation in a Business Combination with a Related Person is not less than the highest per share price (including brokerage commissions and/or soliciting dealers' fees) paid by such Related Person in acquiring any shares of such class or series, respectively;

          (ii) The consideration to be received by holders of a particular class of securities shall be in cash or in the same form as the Related Person has previously paid for shares of such class of stock. If the Related Person has paid for shares of any class of stock with varying forms of consideration, the form of consideration for such class of stock shall be either cash or the form used to acquire the largest number of shares of such class of stock previously acquired by it;

          (iii) After a Person has become a Related Person and prior to the consummation of a Business Combination, except as approved by a majority of the Continuing Directors, there shall have been no reduction in the annual rate of dividends paid on shares of stock of the corporation (except as necessary to reflect any subdivision of such shares);

          (iv) The Related Person shall not have (a) received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the corporation, or (b) made any major change in the corporation's business or equity capital structure without the approval of a majority of the Continuing Directors, in either case prior to the consummation of the Business Combination; and

          (v) A proxy statement complying with the requirements of the Securities Exchange Act of 1934 shall be mailed to public stockholders of the corporation for the purpose of soliciting stockholder approval of the Business Combination and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may choose to state and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or not) of the terms of such Business Combination, from the point of view of the remaining public stockholders of the corporation (such investment banking firm to be selected by a majority of the Continuing Directors and to be paid a reasonable fee for their services by the corporation upon receipt of such opinion).

     The provisions of this Article TWELFTH shall also apply to a Business Combination with any Person which at any time has been a Related Person, notwithstanding the fact that such Person is no longer a Related Person, if, at the time the definitive agreement or other arrangements relating to a Business Combination with such Person was entered into, it was a Related Person or if, as of the record date for the determination of stockholders entitled to notice of and to vote on the Business Combination, such Person is an Affiliate of the corporation.

          C. A majority of the Continuing Directors shall have the power and duty, consistent with their fiduciary obligations, to determine for the purposes of this Article TWELFTH, on the basis of information known to them,

          (1) whether any Person is a Related Person;

          (2) whether any Person is an Affiliate or Associate of another;

          (3) whether any Person has an agreement, arrangement, or understanding with another; or

          (4) the fair market value of property, securities or other consideration (other than cash) to be received by holders of shares of stock of the corporation.

     The good faith determination of a majority of the Continuing Directors on such matters shall be binding and conclusive for purposes of this Article TWELFTH.

          D. Any corporation action which may be taken by the written consent of stockholders entitled to vote upon such action pursuant to Article EIGHTH Section 4 of this Certificate of Incorporation or pursuant to the General Corporation Law shall be only by the written consent of holders of not less than seventy-five percent (75%) of the shares of stock of the corporation entitled to vote thereon, notwithstanding the fact that a lesser percentage may be required by law or otherwise.

          E. Any corporate action which may be taken at a special meeting of stockholders called by the Board of Directors, a majority of which Board are not Continuing Directors, shall be only by the affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding shares of stock of the corporation entitled to vote in elections of directors, considered for purposes of this Article TWELFTH as one class, notwithstanding the fact that a lesser percentage may be required by law or otherwise.

          F. Notwithstanding any other provision contained in this Certificate of Incorporation, any action by stockholders to amend this Certificate of Incorporation or the By-Laws of the corporation shall be made at a meeting of the stockholders called for that purpose and not by written consent.

          G. No amendments to this Certificate of Incorporation of the corporation shall amend, alter, change or repeal any of the provisions of this Article TWELFTH, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of not less than seventy-five percent (75%) of the shares of stock of the corporation entitled to vote in elections of directors, considered for the purposes of this Article TWELFTH as one class; provided that this paragraph G shall not apply to, and such seventy-five percent (75%) vote shall not be required for, any amendment, alteration, change or repeal recommended to the stockholders by a majority of the Continuing Directors.

          H. Nothing contained in this Article TWELFTH shall be construed to relieve the Board of Directors or any Related Person from any fiduciary obligation imposed by law.

          IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed by Elliot S. Gerson, its authorized officer, this 12th day of December, 1996.


                              By: /s/ Elliot S. Gerson
                                 ---------------------------------------
                                 Title: Senior Vice President



                                                              Exhibit 3(ii)

                          CERTIFICATE OF AMENDMENT
                                   TO THE
                   RESTATED CERTIFICATE OF INCORPORATION
                                     OF
                            RITE AID CORPORATION

                 ------------------------------------------
                   Pursuant to Section 242 of the General
                  Corporation Law of the State of Delaware
                 ------------------------------------------

                Rite Aid Corporation, a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

                FIRST: The first paragraph of Article FOURTH of the Corporation's Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

                "FOURTH: The total number of shares of stock which the corporation shall have authority to issue shall be six hundred twenty million (620,000,000) shares of which six hundred million (600,000,000) shares shall be Common Stock of the par value of $1.00 per share, and twenty million (20,000,000) shares shall be Preferred Stock of the par value of $1.00 per share."

                SECOND: This amendment to the Restated Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

                IN WITNESS WHEREOF, Rite Aid Corporation has caused this Certificate to be duly executed in its corporate name this 22nd day of February, 1999.

                                  RITE AID CORPORATION


                                  By:  /s/ Elliot S. Gerson
                                      -------------------------------
                                      Name:  Elliot S. Gerson
                                      Title: Executive Vice President
                                             and Secretary




                                                                Exhibit 3(iii)


                         CERTIFICATE OF DESIGNATION

                                     OF

               8% SERIES A CUMULATIVE CONVERTIBLE PAY-IN-KIND
                              PREFERRED STOCK

                                     OF

                            Rite Aid Corporation

                         _________________________

                       Pursuant to Section 151 of the
              General Corporation Law of the State of Delaware

                         _________________________



           Rite Aid Corporation (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, certifies that pursuant to the authority contained in Article Fourth of its Restated Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company, at a meeting duly called and held on October 18, 1999 duly approved and adopted the following resolution which resolution remains in full force and effect on the date hereof:

           RESOLVED, that, pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, the Board of Directors does hereby designate, create, authorize and provide for the issuance of 8% Series A Cumulative Convertible Pay-in-Kind Preferred Stock (the "Series A Preferred Stock"), par value $1.00 per share, with a liquidation preference of $100 per share at the time of initial issuance, initially consisting of 3,000,000 shares, which number may be increased from time to time by the Board of Directors upon any issuance of Series A Preferred Stock in accordance with Section 3 of this Certificate of Designation, having the following voting powers, preferences and relative, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

           1.   Certain Definitions.

           Unless the context otherwise requires, the terms defined in this
 Section 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

           "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

           "Business Day" means any day other than a Legal Holiday.

           "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

           "Closing Price" means, with respect to any securities on any day, the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such exchange, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose.

           "Common Stock" means the common stock, par value $1.00 per share, of the Company.

           "Common Stock Sale Price" means, the most recent price per share at which the Company shall have issued and sold its Common Stock from the Issue Date through the first anniversary of the Issue Date other than pursuant to an Excluded Transaction. For purposes of this definition, sales of securities which are convertible into Common Stock or issuances of options or warrants to purchase Common Stock shall be treated as sales of Common Stock at the conversion price on the date of issuance of the convertible security or the price at which the option or warrant may be exercised on the date of the issuance of the option or warrant, as the case may be.

           "Conversion Price" means (a) at any time prior to March 1, 2001, the lowest of (i) $11.00, (ii) the applicable Common Stock Sale Price or
 (iii) the then applicable Conversion Price and (b) on and after March 1, 2001, (x) if any Three-Month Average Price is less than the Conversion Price as of the end of the day on February 28, 2001, the greater of (1) the lowest Three-Month Average Price or (2) $7.50 and (y) if the Conversion Price as of the end of the day on February 28, 2001 is equal to or less than the lowest Three-Month Average Price, the lower of $11.50 or the lowest of any Common Stock Sale Price; provided, however, that in the event of any adjustment to the Conversion Price pursuant to section 6(c) hereof prior to March 1, 2001, each and every aspect of this definition shall be proportionately adjusted.

           "DGCL" means the Delaware General Corporation Law.

           "Dividend Payment Date" has the meaning set forth in Section 3(a) below.

           "Dividend Rate" means 8.00% per annum.

           "Excluded Transaction" means (i) the exercise of options or warrants existing as the Issue Date, (ii) the exercise of warrants to purchase up to 2,500,000 shares of Common Stock (subject to certain anti-dilution provisions) issued on or about the Issue Date, (iii) the issuance of options to purchase Common Stock granted or to be granted to any employees or directors of the Company under a stock option plan and the exercise thereof, (iv) the settlement of any stock appreciation rights by the issuance of Common Stock and (v) the issuance of Common Stock in connection with the acquisition by the Company of all or a substantial portion of the assets or Capital Stock of any Person.

           "Holder" means the record holder of one or more shares of Series A Preferred Stock, as shown on the books and records of the Company.

           "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

           "Issue Date" means the first date on which any shares of Series A Preferred Stock are issued.

           "Junior Securities" has the meaning set forth in Section 2 below.

           "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

           "Liquidation Date" has the meaning set forth in Section 4(a) below.

           "Liquidation Preference" means, as of any date and subject to adjustment based on stock splits, subdivisions or combinations with respect to the Series A Preferred, $100 plus unpaid dividends with respect to any preceding Dividend Payment Date, as if the same had been paid on such date, at the Dividend Rate.

           "Optional Redemption Price" has the meaning set forth in Section 5(a) below.

           "Parity Securities" has the meaning set forth in Section 2 below.

           "Partial Dividend Period Amount" means, as of any applicable date, with respect to any Series A Preferred Stock, an amount equal to the amount of dividends that would accrue at the Dividend Rate on the Liquidation Preference of such Series A Preferred Stock on a daily basis from the last Dividend Payment Date to and including such applicable date.

           "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

           "Record Date" has the meaning set forth in Section 3(a) below.

           "Redemption Date" has the meaning set forth in Section 5(c) below.

           "Senior Security" has the meaning set forth in Section 2 below.

           "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

           "Three-Month Average Price" means the average Closing Price of the Common Stock for the Trading Days during any consecutive 90-day period from the Issue Date through February 28, 2001.

           "Trading Day" means (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trade may be made on the Nasdaq National Market or (z) if the applicable security is not otherwise listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

           2. Ranking. The Series A Preferred Stock shall, with respect to dividend rights and distributions upon the liquidation, winding-up or dissolution of the Company, rank (i) senior to all classes of Common Stock of the Company and to each other class of Capital Stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which do not expressly provide that it ranks senior to or on a parity with the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to with the Common Stock of the Company as "Junior Securities"); (ii) subject to Section 7(b) hereof, on a parity with any additional shares of Series A Preferred Stock issued by the Company in the future in accordance with Section 3 hereof and any other class of Capital Stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, including but not limited to the Series B Preferred Stock (as defined in Section 8 hereof) (collectively referred to as "Parity Securities") and (iii) subject to Section 7(b) hereof, junior to any additional shares of Series A Preferred Stock issued by the Company in the future and any other class of Capital Stock or series of preferred stock established after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Securities").

           3.   Dividends.

           a. The Holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of the Company legally available therefor, cumulative preferential dividends, accruing from the date of issuance at the Dividend Rate on the Liquidation Preference and payable quarterly in arrears on each March 31, June 30, September 30 and December 31 or, if any such date is not a Business Day, on the next succeeding Business Day (each, a "Dividend Payment Date"), to the Holders of record as of the next preceding March 15, June 15, September 15 and December 15 (each, a "Record Date"). Dividends shall be payable, at the option of the Company, either
 (i) in cash, (ii) by issuance of additional shares of Series A Preferred Stock (including fractional shares) having an aggregate Liquidation Preference equal to the amount of the dividend to be paid, or (iii) any combination thereof. All dividends paid with respect to shares of Series A Preferred Stock, whether in cash or shares of Series A Preferred Stock, pursuant to this Section 3 shall be made pro rata among the Holders based upon the aggregate accrued but unpaid dividends on the shares held by each such Holder. If and when any shares are issued under this Section 3(a) for the payment of accrued dividends, such shares shall be validly issued and outstanding and fully paid and nonassessable and shall initially have a Conversion Price equal to that of the Series a Preferred Stock with respect to which it is issued. The first dividend payment shall be payable on December 31, 1999. Dividends payable on the Series A Preferred Stock shall be computed on the basis of a 360-day year consisting of twelve 30-day months and shall be deemed to accumulate on a daily basis.

           b. To the extent not paid pursuant to Section 3(a) above, dividends on the Series A Preferred Stock shall accumulate, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. For all purposes hereunder, dividends on the Series A Preferred Stock shall be treated as if the same were paid on the relevant Dividend Payment Date, whether or not the same were in fact so paid or declared.

           c. Holders of the Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described. Unless full cumulative dividends on all outstanding shares of Series A Preferred Stock for all past dividend periods shall have been declared and paid in cash or by the issuance of additional shares of Series A Preferred Stock, or declared and a sufficient sum for the payment thereof set apart, then: (i) no dividend (other than a dividend payable solely in Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities; (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Securities, other than a distribution consisting solely of Junior Securities; (iii) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange or conversion for shares of other Junior Securities) by the Company or any of its Subsidiaries; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities by the Company or any of its Subsidiaries.

           d. In the case of shares of Series A Preferred Stock issued on the Issue Date, dividends shall accrue and be cumulative from such date.
 In the case of shares of Series A Preferred Stock issued as a dividend on shares of Series A Preferred Stock, dividends shall accrue and be cumulative from the Dividend Payment Date in respect of which such shares were issued or were scheduled to be paid pursuant to Section 3(a) hereof as a dividend.

           e. Each fractional share of Series A Preferred Stock outstanding (or treated as outstanding pursuant to Section 3(b) hereof) shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding or due to be issued and outstanding share of Series A Preferred Stock pursuant to paragraph (a) of this Section 3, and all such dividends with respect to such outstanding fractional shares shall be cumulative and shall accrue (whether or not declared); and shall be payable in the same manner and at such times as provided for in paragraph (a) of this Section 3 with respect to dividends on each outstanding or due to be issued and outstanding share of Series A Preferred Stock. Each fractional share of Series A Preferred Stock outstanding shall also be entitled to a ratably proportionate amount of any other distributions made with respect to each outstanding or due to be issued and outstanding share of Series A Preferred Stock, and all such distributions shall be payable in the same manner and at the same time as distributions on each outstanding or due to be issued and outstanding share of Series A Preferred Stock.

           f. Accrued but unpaid dividends for any past dividend periods may be declared by the Board of Directors and paid on any date fixed by the Board of Directors, whether or not a regular Dividend Payment Date, to Holders of record on the books of the Corporation on such record date as may be fixed by the Board of Directors, which record date shall be no more than 60 days prior to the payment date thereof.

           4.   Distributions Upon Liquidation, Dissolution or Winding Up.

           Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company or reduction or decrease in its Capital Stock resulting in a distribution of assets to the holders of any class or series of the Company's Capital Stock (the date of such occurrence, the "Liquidation Date"), the Company shall, out of the assets of the Company available for distribution, make the following payments in respect of its Capital Stock:

           a. first, payments due in connection with the Senior Securities on the Liquidation Date, including any accumulated and unpaid dividends, if any, on such Senior Securities, to the Liquidation Date;

           b. second, on a pro rata basis, payments (i) on shares of the Series A Preferred Stock equal to the Liquidation Preference per share of Series A Preferred Stock held by or due to (as of such date pursuant to Section 3 hereof) such Holder, plus all Partial Dividend Period Amounts, if any, thereon to the Liquidation Date and (ii) due on Parity Securities; and

           c. third, payments on any Junior Securities, including, without limitation, the Common Stock.

 After payment in full in cash of the Liquidation Preference and all accumulated dividends, if any, to which Holders of Series A Preferred Stock are entitled, such Holders shall not be entitled to any further participation in any distribution of assets of the Company.

           5.   Redemption by the Company.

           a. From time to time, on and after October 25, 2004, the Company shall have the option to redeem (subject to the legal availability of funds therefor) all, or any part of, the outstanding (and due to be issued and outstanding as of such date pursuant to Section 3 hereof) shares of the Series A Preferred Stock at a price equal to 105% of the Liquidation Preference), plus the Partial Dividend Period Amount, if any, to the applicable Redemption Date (together, the "Optional Redemption Price").

           b. In case of redemption of less than all of such shares of Series A Preferred Stock, the shares to be redeemed shall be selected pro rata or by other appropriate means.

           c. Notice of any redemption shall be sent by or on behalf of the Company not less than 30 nor more than 60 days prior to the date specified for redemption in such notice (the "Redemption Date"), by first class mail, postage prepaid, to all Holders of record of the Series A Preferred Stock at their last addresses as they shall appear on the books of the Company; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the Holder to whom the Company has failed to give notice or except as to the Holder to whom notice was defective. In addition to any information required by law, such notice shall state: (i) the Redemption Date; (ii) the Optional Redemption Price; (iii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all shares held by such Holder are to be redeemed, the number of such shares to be redeemed; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Optional Redemption Price; (v) the Conversion Price then in effect; (vi) that the Holder's right to convert such shares of into Common Stock shall terminate on the close of business on the fifth Business Day preceding such redemption date; and (vii) that dividends on the shares to be redeemed will cease to accumulate on the Redemption Date. Upon the mailing of any such notice of redemption, the Company shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

           d. If notice has been mailed in accordance with Section 5(c) above and provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds in trust for the pro rata benefit of the Holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series A Preferred Stock, and all rights of the Holders thereof as stockholders of the Company (except the right to receive from the Company the Optional Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the Optional Redemption Price.

           e. Any deposit of funds with a bank or trust company for the purpose of redeeming Series A Preferred Stock shall be irrevocable except that any balance of monies so deposited by the Company and unclaimed by the Holders of the Series A Preferred Stock entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Company, and after any such repayment, the Holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings; provided, however, that any funds deposited for the purpose of redeeming shares of Series A Preferred Stock which are subsequently converted in accordance with Section 6 hereof shall be repaid to the Company upon such conversion.

           6.   Conversion.

           a. At any time after the termination or expiration of any applicable waiting period under the HSR Act, holders of shares of Series A Preferred Stock shall have the right to convert any of such shares which have not been previously redeemed into fully paid, nonassessable shares of Common Stock. For the purpose of conversion, each share of Series A Preferred Stock shall be valued at the Liquidation Preference, which shall be divided by the Conversion Price in effect on the conversion date to determine the number of shares issuable upon conversion. In case any shares of Series A Preferred Stock are to be redeemed pursuant to Section 5 hereof or exchanged pursuant to Section 8 hereof, such right of conversion shall cease and terminate as to the shares of Series A Preferred Stock to be redeemed or exchanged at the close of business on the fifth Business Day preceding the date fixed for redemption or exchange, as the case may be, unless the Company shall default in the payment of the applicable redemption price or making available the Series B Preferred Stock prior to the close of business on the date fixed for redemption or exchange.

           b. Any Holder of shares of Series A Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates (unless such certificates have not yet been issued by the Company but are otherwise due such Holder pursuant to Section 3 hereof) evidencing such shares of Series A Preferred Stock at the office of the transfer agent (which may be the Company) for the Series A Preferred Stock, which certificate or certificates, if the Company shall so require, shall be duly endorsed to the Company or in blank, or accompanied by proper instruments of transfer to the Company or in blank, accompanied by (i) an irrevocable written notice to the Company that the Holder elects so to convert such shares of Series A Preferred Stock and specifying the name or names (with address or addresses) in which a certificate or certificates evidencing shares of Common Stock are to be issued, (ii) in the event that the Series A Preferred Stock is converted during the period from the close of business on any Record Date next preceding any Dividend Payment Date to the opening of business on such Dividend Payment Date, payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the Partial Dividend Period Amount (other than with respect to dividends to be paid-in-kind by the Company) that would accrue from the date of conversion to such Dividend Payment Date on the Series A Preferred Stock so converted and (iii) if required pursuant to Section 6(f), an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Company demonstrating that such taxes have been paid). In the event that a holder fails to notify the Company of the number of shares of Series A Preferred Stock which such Holder wishes to convert, such Holder shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion.

           Holders of shares of Series A Preferred Stock at the close of business on a Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such Record Date and prior to such Dividend Payment Date. A Holder of shares of Series A Preferred Stock on a Record Date who (or whose transferee) tenders any such shares for conversion into shares of Common Stock on such Dividend Payment Date will receive the dividend payable by the Company on such shares of Series A Preferred Stock on such date; provided, however, in the case of a dividend to be paid-in-kind, the aggregate Liquidation Preference of the series A Preferred stock to be issued will be equal to the Partial Dividend Period Amount through the date of conversion. Except as provided for above, no payments or adjustments in respect of dividends on shares of Series A Preferred Stock surrendered for conversion or on account of any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Series A Preferred Stock.

           The Company shall, as soon as practicable after such deposit of certificates (to the extent required above) evidencing shares of Series A Preferred Stock accompanied by the written notice and compliance with any other conditions herein contained, deliver at such office of such transfer agent to the person for whose account such shares of Series A Preferred Stock were so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as hereinafter provided. Subject to the following provisions of this paragraph, each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series A Preferred Stock to be converted shall have been surrendered (to the extent required above) together with the irrevocable written notice and payment of taxes (if applicable) as provided for in clauses (i) and (ii) above, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock at such time on such date, unless the stock transfer books of the Company shall be closed on such date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice (and, if applicable, payment) received by the Company. Immediately following such conversion, the rights of the holders of converted Series A Preferred Stock shall cease.

           c. Adjustment of Conversion Price. The Conversion Price at which shares of Series A Preferred Stock are convertible into Common Stock shall be subject to adjustment from time to time, as follows:

                i. In case at any time after the date hereof, the Company shall pay or make a dividend or other distribution on all or any portion of its Common Stock or shall make a dividend or other distribution on any other class of Capital Stock of the Company which dividend or distribution includes Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be decreased by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such decrease to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip Common Stock. If any dividend or distribution of the type described in this Section 6(c)(i) is declared but not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                ii. In case at any time after the date hereof, the Company shall pay or make a dividend or other distribution on all of its Common Stock consisting of, or shall otherwise issue to all holders of its Common Stock, rights, warrants or options (not being available on an equivalent basis to Holders of the Series A Preferred Stock upon conversion) entitling the holders of its Common Stock to subscribe for or purchase Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (viii) of this Section 6(c)) of the shares of Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, warrants or options (other than pursuant to a dividend reinvestment plan), the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be decreased by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such decrease to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but will include shares issuable in respect of scrip certificates, if any, issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights or warrants in respect of Common Stock held in the treasury of the Company (or, if rights or warrants are issued in respect of all of the Common Stock of the Company, will not exercise any such rights or warrants in respect of Common Stock held in the treasury of the Company). In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such current market price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants. The value of such consideration, if other than cash, shall be determined in the reasonable good faith judgment of the Board of Directors of the Company, whose determination shall be conclusive.

                iii. In case at any time after the date hereof, all or any portion of the Common Stock outstanding shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely in case at any time after the date hereof, all or any portion of the shares of Common Stock outstanding shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                iv. In case at any time after the date hereof, the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, rights, warrants or options, but excluding any rights, warrants, or options referred to in paragraph (ii) of this Section 6(c) as entitling the holders of Common Stock to subscribe for or purchase Common Stock at a price per share less than the curent market price, any dividend or distribution paid exclusively in cash, any dividend or distribution referred to in paragraph
 (i) of this Section 6(c) and any dividend or distribution upon a merger or consolidation referred to in paragraph (v) of this Section 6(c)), the Conversion Price shall be decreased so that the same shall equal the rate determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (viii) of this Section 6(c)) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the assets or evidence of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. If any dividend or distribution of the type described in this Section 6(c)(iv) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                v. In case at any time after the date hereof, the Company shall, by dividend or otherwise, make a distribution to all holders of its Common Stock consisting exclusively of cash (excluding any cash that is distributed upon a merger or consolidation or a sale or transfer of all or substantially all of the assets of the Company to which Section 6(e) applies or as part of a distribution referred to in paragraph (iv) of this
 Section 6(c)) in an aggregate amount that, combined together with (i) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (v) has been made and (ii) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to paragraph (vi) of this Section 6(c) has been made, exceeds 12.5% of the product of the current market price per share of Common Stock on the date for the determination of holders of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the Conversion Price shall be decreased so that the same shall equal the rate determined by multiplying the Conversion Price in effect immediately prior to the close of business in the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (A) the numerator of which shall be equal to the current market price per share (determined as provided in paragraph (viii) of this Section 6(c)) of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined amount over such 12.5% and (y) the number of shares of Common Stock outstanding on such date for determination and (B) the denominator of which shall be equal to the current market price per share (determined as provided in paragraph (viii) of this section 6(c)) of the Common Stock on such date for determination. If any dividend or distribution of the type described in this Section 6(c)(v) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                vi. In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive) that combined together with (i) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer, by the Company or any Subsidiary of the company for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment, pursuant to this paragraph (vi) has been made and (ii) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph (v) of this Section 6(c) has been made, exceeds 12.5% of the product of the current market price per share of the Common Stock (determined as provided in paragraph (viii) of this Section 6(c)) as of the last time (the "Expiration Time") tenders or tenders could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be decreased so that the same shall equal the rate determined by multiplying the Conversion Price immediately prior to the close of business on the date of the Expiration Time by a fraction (A) the numerator of which shall be equal to
 (1) the product of (x) the current market price per share of the Common Stock (determined as provided in paragraph (viii) of this Section 6(c)) on the date of the Expiration Time and (y) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time less (2) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares, and (B) the denominator of which shall be equal to the product of (x) the current market price per share of the Common Stock (determined as provided in paragraph (viii) of this Section 6(c), as of the Expiration Time and (y) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) as of the Expiration Time less the number of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares"). In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made.

                vii. The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 6(e) applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph
 (ii) of this Section 6(c)) and (ii) a subdivision or combination, as the case may be, of the number of Common Stock outstanding immediately prior to such reclassification into the number of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective", within the meaning of the paragraph (iii) of this Section 6(c).

                viii. For the purpose of any computation under paragraphs (ii), (iv), (v), or (vi) of this Section 6(c), the current market price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share for the five consecutive Trading Days immediately preceding the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date", when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the applicable securities exchange or in the applicable securities market without the right to receive such issuance or distribution.

                ix. The Company may make such reductions in the Conversion Price, in addition to those required by subparagraphs (i), (ii), (iii),
 (iv), (v) and (vi), of this Section 6(c), as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty days, the reduction is irrevocable during the period and the Board of Directors (or, to the extent permitted by applicable law, a duly authorized committee thereof) shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to Holders of record of the Series A Preferred Stock a notice of the reduction at least fifteen days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period it will be in effect.

                x. Notwithstanding any other provision of this Section 6, no adjustment to the Conversion Price shall reduce the Conversion Price below the then par value per share of the Common Stock, and any such purported adjustment shall instead reduce the Conversion Price to such par value. The Company hereby covenants not to take any action (1) to increase the par value per share of the Common Stock or (2) that would or does result in any adjustment in the Conversion Price that would cause the Conversion Price to be less than the then par value per share of the Common Stock.

                xi. Notwithstanding any other provision of this Section 6, no adjustment in the Conversion Price need be made until all cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

                xii. Whenever the Conversion Price is adjusted as herein provided:

                     (1) the Company shall compute the adjusted conversion price and shall prepare a certificate signed by the Treasurer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent for the Series A Preferred Stock; and

                     (2) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall as soon as practicable be mailed by the Company to all record Holders of shares of Series A Preferred Stock at their last addresses as they shall appear upon the stock transfer books of the Company.

                xiii. In any case in which this Section 6(c) provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (x) issuing to the Holder of any share of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and
 (y) paying to such Holder any amount in cash in lieu of any fractional share of Common Stock pursuant to Section 6(d).

           d. The Company shall not issue fractional shares or scrip representing fractional shares of Common Stock upon conversion of Series A Preferred Stock. Instead the Company shall pay a cash adjustment based upon the Closing Price of the Common Stock on the Business Day immediately preceding the date of conversion. If more than one certificate evidencing shares of Series A Preferred Stock shall be surrendered for conversion at one time by the same Holder, the number of shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

           e. In the event that the Company shall be a party to any transaction, including without limitation any (i) recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (ii) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), (iii) any sale or transfer of all or substantially all of the assets of the Company or (iv) any compulsory share exchange, pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the Holder of each share of Series A Preferred Stock then outstanding shall have the right thereafter, to convert such share into the kind and amount of securities, cash and other property receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock might have been converted immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange. The Company or the person formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Company's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The above provisions shall similarly apply to successive recapitalization, reclassifications, consolidations, mergers, sales, transfers or share exchanges.

           f. The Company shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of shares of its Common Stock, free of preemptive rights, as shall from time to time be sufficient to effect the conversion of all shares of Series A Preferred Stock from time to time outstanding. The Company shall from time to time, in accordance with the laws of the State of Delaware, use its best efforts to increase the authorized number of shares of Common Stock if at any time the number of shares of authorized and unissued Common Stock shall not be sufficient to permit the conversion of all the then outstanding shares of Series A Preferred Stock.

           The Company shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series A Preferred Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of such tax or has established, to the satisfaction of the Company, that such tax has been paid.

           g.   In case:

                i. the Company shall authorize or take an action that would, upon consummation, require a Conversion Price adjustment pursuant to subparagraphs (ii), (iii), (iv), (v) or (vi) of Section 6(c); or

                ii. of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company shall be required, or of the sale or transfer of all or substantially all of the assets of the Company or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

                iii. of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

 then the Company shall cause to be mailed to the Holders of record of the Series A Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Company, at least twenty days prior to the proposed record or effective date as the case may be, notice stating (x) the date on which a record (if any) is to be taken for the purpose of such action, dividend or distribution, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend or distribution are to be determined or (y) the date on which such action, reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such action, reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

           h. Notwithstanding the foregoing provisions, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Company or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date, shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Company to which any of the adjustment provisions described above applies so long as the size or extent of the plan or plans are customary for corporations similar to the Company. There shall also be no adjustment of the Conversion Price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Company except as specifically described in this Section 6. If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the greatest absolute value.

           i. For purposes of this Section 6, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Company.

           7.   Voting Rights.

           (a) Holders of Series A Preferred Stock shall have no voting rights, except as required by law and as hereinafter provided in this
 Section 7.

           (b) The Company shall not, without the affirmative vote or consent of the Holders of a majority of the shares of Series A Preferred Stock then outstanding:

                i. authorize, create (by way of reclassification or otherwise) or issue any Parity Securities (other than additional shares of Series A Preferred Stock issued in accordance with Section 3(a) hereof, Series B Preferred Stock issued in accordance with
      Section 8 hereof or Series B Preferred Stock issued as a dividend on Series B Preferred Stock) or Senior Securities or any obligation or security convertible into or evidencing the right to purchase any Parity Securities or Senior Securities;

                ii. amend or otherwise alter its Certificate of Incorporation in any manner that adversely affects the rights, privileges and preferences of the Series A Preferred Stock set forth in this Certificate of Designation; or

                iii. take any action requiring a vote of stockholders of the Company that (x) is materially adverse to the Holders of Series A Preferred Stock or (y) adversely affects the rights, preferences and privileges of the Series A Preferred Stock set forth in this Certificate of Designation.

           8.   Exchange.

           (a) The Series A Preferred Stock shall be exchangeable, at the option of either the Company or all of the Holders, at any time after the expiration or termination of any applicable waiting period under the HSR Act, into shares of Series B Cumulative Convertible Pay-in-Kind Preferred Stock (the "Series B Preferred Stock") of the Company with an aggregate liquidation preference equal to the Liquidation Preference of the Series A Preferred Stock so exchanged plus any Partial Dividend Period Amount accrued on such Series A Preferred Stock to the date of exchange. The Series B Preferred Stock shall have substantially identical rights, privileges and preferences as the Series A Preferred Stock set forth in this Certificate of Designation, such rights, privileges and preferences to be set forth in a Certificate of Designation in substantially the form of Exhibit A attached hereto (the "Series B Certificate of Designation").

           (b) In order to exercise the exchange set forth in Section 8(a), the Company, or all Holders, as the case may be, shall mail to (x) in the case of the Corporation, each Holder of Series A Preferred Stock or (y) in the case of the Holders, to the Corporation, written notice of its or their intention to exchange all Series A Preferred Stock then outstanding or thereafter issued in accordance with Section 3(a). Any notice sent by the Company pursuant to the immediately preceding sentence shall be sent not less than 30 nor more than 60 days prior to the date fixed for such exchange (any such date, an "Exchange Date"). Promptly upon receipt by the Company of a written notice from all Holders pursuant to this Section 8(b), the Company shall send a notice to all Holders stating the Exchange Date which Exchange Date shall be not less than 30 nor more than 60 days subsequent to the receipt by the Company of the notice sent by Holders pursuant to the first sentence of this Section 8(b). Each notice sent by the Company pursuant to this Section 8(b) shall include a statement as to the place or places where certificates for shares of Series A Preferred Stock are to be surrendered for exchange. Upon the first delivery of any such notice, the Corporation shall take all necessary actions to cause the Series B Certificate of Designation to be filed with the Secretary of State of the State of Delaware on or prior to the first Exchange Date.

           (c) If notice has been mailed as set forth in Section 8(b) above, and if on or before the Exchange Date specified in such notice, the Series B Certificate of Designation has been filed with the Secretary of State of the State of Delaware, then, regardless of whether certificates for the shares of Series A Preferred Stock have been surrendered for exchange, on the Exchange Date, dividends on the shares of Series A Preferred Stock to be exchanged shall cease to accrue, and said shares of Series A Preferred Stock shall no longer be deemed to be issued and outstanding, and all rights of the Holders thereof (except the right to receive shares of Series B Preferred Stock) shall cease and terminate. Upon surrender of the certificates for any shares of Series A Preferred Stock so exchanged, such shares shall be exchanged by the Company into shares of Series B Preferred Stock as aforesaid and no Holder of Series A Preferred Stock shall have the right to receive any accrued and unpaid dividends on any share of the Series A Preferred Stock.

           (d) The Company will give prior written notice to each Holder (the "Company Notice") of any Specified Debt Issuance (as defined below) by the Company to be consummated during the period from the Issue Date through November 29, 2000. The Company Notice shall be provided to each Holder at its address set forth in the register of Holders of Series A Preferred Stock maintained by the Company no less than five Business Days prior to any Specified Debt Issuance. Any Company Notice shall (1) describe the terms of the securities to be issued (the "New Securities") in reasonable detail, (2) include a statement that the Holders, upon unanimous election, have the right to exchange all shares of outstanding Series A Preferred Stock for securities with substantially the same terms as the New Securities if any New Securities are issued and (3) include a statement that any exchange pursuant to this Section 8(d) shall be effected on the date of the issuance of the New Securities. If all Holders provide written notice to the Company within five Business Days of the Company Notice of their election to exchange all Series A Preferred Stock for securities with substantially the same terms as the New Securities and if such New Securities are issued, on the date of the issuance of the New Securities, the Company shall exchange all Series A Preferred Stock for securities with substantially the same terms as the New Securities. The securities to be issued to Holders will have a principal amount equal to the Liquidation Preference of the Series A Preferred Stock so exchanged. The Company shall provide prior written notice to each Holder of the date for the exchange and, regardless of whether certificates for the shares of Series A Preferred Stock have been surrendered for exchange, on the date specified by the Company for the exchange, dividends on the shares of Series A Preferred Stock shall cease to accrue and the Series A Preferred Stock shall no longer be deemed to be issued and outstanding, and all rights of the Holders thereof (except the right to receive shares of the securities to be issued upon exchange) shall cease and terminate. If less than all Holders provide written notice to the Company of their election to exchange as provided above, the Company shall not so exchange any Series A Preferred Stock and the Company shall be permitted to issue the New Securities for up to 60 days from the date of the Company Notice. For purposes of this
 Section 8(d) and Section 8(e) below, "Specified Debt Issuance" shall mean any private placement that is not widely distributed of any securities which are treated as indebtedness on the balance sheet of the Company in accordance with U.S. generally accepted accounting principles if such securities (i) are convertible into or exchangeable for Common Stock or Junior Securities or (ii) are issued with warrants, options or rights to purchase Common Stock or Junior Securities issued to the purchasers of such debt securities. For purposes of the immediately preceding sentence, a widely distributed private placement is any offering of securities not registered under the Securities Act of 1933 made to five or more unaffiliated purchasers or to fewer than five purchasers if such purchasers are purchasing the securities with a view to reselling such securities to five or more unaffiliated purchasers.

           (e) Notwithstanding the foregoing provisions, the Company shall have no obligations and the Holders shall have no rights pursuant to
 Section 8(d) upon a Specified Debt Issuance if a majority of the Holders shall have consented in writing to suchissuance and waived its rights under Secion 8(d).

           9.   Payment.

           (a) All amounts payable in cash with respect to the Series A Preferred Stock shall be payable in United States dollars at the principal executive office of the Company or, at the option of the Holder, payment of dividends (if any) may be made by check mailed to such Holder of the Series A Preferred Stock at its address set forth in the register of Holders of Series A Preferred Stock maintained by the Company.

           (b) Any payment on the Series A Preferred Stock due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date.

           (c) Dividends payable on the Series A Preferred Stock on any Redemption Date that is a Dividend Payment Date shall be paid to the Holders of record as of the immediately preceding Record Date.

           10.  Exclusion of Other Rights.

           Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation (as such Certificate of Designation may be amended from time to time) and in the Certificate of Incorporation. The shares of Series A Preferred Stock shall have no preemptive or subscription rights.

           11.  Headings of Subdivisions.

           The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

           12.  Severability of Provisions.

           If any voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation (as it may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

           13. Reissuance of Series A Preferred Stock. Shares of Series A Preferred Stock that have been issued and reacquired in any manner, including shares purchased, redeemed, exchanged or converted, shall (upon compliance with any applicable provisions of the DGCL) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, provided that any issue of such shares as Series A Preferred Stock must be in compliance with the terms hereof.


                          [signature page follows]



           IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed this 25th day of October, 1999.


                            RITE AID CORPORATION


                            By:   /s/Elliot S. Gerson
                                  -----------------------------
                                  Name:  Elliot S. Gerson
                                  Title: Executive Vice President,
                                         Secretary and General Counsel